Exhibit 10.90

MOMENTIVE UV COATINGS (SHANGHAI) CO., LTD.

FINANCIAL STATEMENTS AND
REPORT OF THE AUDITORS
FOR THE YEAR ENDED 31 DECEMBER 2017

Audit Report
SAAF (2018) AR.NO.070

TO THE BOARD OF DIRECTORS OF
MOMENTIVE UV COATINGS (SHANGHAI) CO., LTD.
We have audited the accompanying financial statements of Momentive UV Coatings (Shanghai) Co., Ltd. (hereinafter referred to as “the Company”),including the balance sheet as of 31 December 2017 and the income statement, cash flow statement for the year then ended as well as notes to the financial statements.
1. Responsibility of the Company’s management on these financial statements
Management is responsible for the preparation of these financial statements. This responsibility includes: (1) these financial statements are prepared in accordance with Accounting Standards for Business Enterprises and the Accounting System for Business Enterprises, and present fairly. (2) designing, implementing and maintaining internal control relevant to the preparation of the financial statements that are free from material misstatement, whether due to fraud or error.
2. Responsibility of certified public accountants
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider the internal control relevant to the preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3. Auditor’s opinion
In our opinion, the financial statements of Momentive UV Coatings (Shanghai) Co., Ltd. have been prepared in accordance with U.S. Generally accepted accounting principles, and present fairly, in all material respects, the financial position of the Company as of 31 December 2017, and the results of its operations and cash flows for the year then ended.

/s/ Shanghai Asahi Accounting Firm Chinese CPA : Li Can

Chinese CPA : Zhu Jun

Shanghai P. R. China     February 22, 2018

BALANCE SHEET ( to be continued)
AS AT 31 DECEMBER 2017
(All amounts in Rmb Yuan unless otherwise stated)

		31 December	31 December
ASSETS	Notes	2017	2016
Current assets
Cash at bank and in hand	4.1	17,028,827.70	11,677,321.79

Notes receivable	4.2	34,706,282.28	26,576,197.31

Accounts receivable	2.6, 4.3	82,854,248.92	89,902,219.94

Other receivables	2.6	2,400.00	2,400.00

Inventories	2.7, 4.4	15,844,695.65	18,707,271.67

Prepaid expenses		—	4,512.95

Total current assets		150,436,454.55	146,869,923.66

Fixed assets

Fixed assets - cost	2.8, 4.5	6,652,902.87	6,628,202.01
Less: Accumulated depreciation	2.8, 4.5	6,105,199.31	5,881,545.21
Fixed assets - net		547,703.56	746,656.8
Less: Provision for impairment of fixed assets		—	—

Fixed assets - net book value		547,703.56	746,656.8

Other assets
Long-term prepaid expenses	2.9	482,063.89	142,500.00

Deferred tax - debit		126,654.49	240,760.17

TOTAL ASSETS		151,592,876.49	147,999,840.63

The accompanying notes form an integral part of these financial statements.

BALANCE SHEET (continued)
AS AT 31 DECEMBER 2017
(All amounts in Rmb Yuan unless otherwise stated)

		31 DECEMBER	31 DECEMBER
LIABILITIES AND OWNERS’ EQUITY	Notes	2017	2016
Current liabilities
Short-term bank borrowings		15,000,000.00	—

Accounts payable	4.6	34,208,095.93	47,965,757.51

Salary payable		650,000.00	980,000.00

Tax payable	4.7	3,672,341.93	7,834,795.03

Other surcharges		—	10,543.40

Dividend payable		9,000,000.00	22,461,693.80

Other payable	4.8	1,513,164.86	1,887,909.46

Total current liabilities		64,043,602.72	81,140,699.20

Total liabilities		64,043,602.72	81,140,699.20

Owners' equity

Paid-in capital	4.9	4,138,525.00	4,138,525.00

Surplus reserve	4.10	2,100,000.00	2,100,000.00

Undistributed profits	4.11	81,310,748.77	60,620,616.43

Total owners' equity		87,549,273.77	66,859,141.43

TOTAL LIABILITIES AND OWNERS’ EQUITY		151,592,876.49	147,999,840.63

The accompanying notes form an integral part of these financial statements.

INCOME STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2017
(All amounts in Rmb Yuan unless otherwise stated)

	Notes	Year 2017	Year 2016	Year 2015
Revenues from main operations	2.10 4.12	344,034,346.69	334,219,891.26	342,012,867.83

Less: Costs main operations	4.12	246,795,208.60	233,818,221.1	261,367,286.76

Surcharges for main operations		845,169.28	979,176.41	786,737.38
Profit from main operations		96,393,968.81	99,422,493.75	79,858,843.69

Less: Selling and distribution expenses	4.13	3,311,996.76	4,128,783.69	4,820,806.92

Other operation income		256.41	388.89	47,638.49

General and administrative expenses	4.14	42,741,332.18	17,416,177.1	11,657,992.28

Finance (income) expenses - net	4.15	2,964,599.83	(2,695,350.25)	(1,092,332.51)

Operating profit		47,376,296.45	80,573,272.1	64,520,015.49

Non-operating income	4.16	273,121.29	191,919.03	87,342.07

Non-operating expense	4.16	—	2,046.15	—

Total profit		47,649,417.74	80,763,144.98	64,607,357.56

Less: Income taxes	2.11	11,959,285.40	20,237,953.84	16,196,870.02

Net profit		35,690,132.34	60,525,191.14	48,410,487.54

The accompanying notes form an integral part of these financial statements.

CASHFLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2017
(All amounts in Rmb Yuan unless otherwise stated)

1. Cash flows from operating activities	Year 2017	Year 2016	Year 2015
Cash received from sales of goods or rendering of services	403,969,468.06	406,222,940.09	382,507,558.14
Cash received relating to other operating activities	273,121.29	191,919.03	87,342.07
Sub-total of cash inflows	404,242,589.35	406,414,859.12	382,594,900.21
Cash paid for goods and services	(305,120,883.87)	(277,618,516.29)	(287,000,379.42)
Cash paid to and on behalf of employees	(8,168,074.26)	(7,989,408.44)	(7,633,928.62)
Payments of taxes and levies	(32,730,895.84)	(47,133,802.28)	(21,917,429.15)
Cash paid relating to other operating activities	(37,162,567.98)	(5,730,450.09)	(6,870,003.19)
Sub-total of cash outflows	(383,182,421.95)	(338,472,177.1)	(323,421,740.38)
Net cash flows from operating activities	21,060,167.40	67,942,682.02	59,173,159.83
2. Cash flows from investing activities
intangible assets and other long-term assets	—	23,398.06	—
Sub-total of cash inflows	—	23,398.06	—
Cash paid to acquire fixed assets, intangible assets and other long-term assets	(595,246.68)	(212,142.73)	(356,027.35)
Sub-total of cash outflows	(595,246.68)	(212,142.73)	(356,027.35)
Net cash flows used in investing activities	(595,246.68)	(188,744.67)	(356,027.35)
3. Cash flows from financing activities
Cash received from bank loans	15,000,000.00	—	—
Sub-total of cash inflows	15,000,000.00	—	—
Cash payments for distribution of dividends or profits	(29,346,226.12)	(87,145,723.63)	(57,000,000)
Sub-total of cash outflows	(29,346,226.12)	(87,145,723.63)	(57,000,000.00)
Net cash flows used in financing activities	(14,346,226.12)	(87,145,723.63)	(57,000,000.00)
4. Effect of foreign exchange rate changes on cash and cash equivalents	(767,188.69)	(415,321.51)	(458,617)
5. Net increase (used) in cash and cash equivalents	5,351,505.91	(19,807,107.79)	1,358,515.48

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2017

(Amounts expressed in Renminbi (“RMB”) unless otherwise stated)

1. COMPANY BACKGROUND AND PRINCIPAL ACTIVITIES
Momentive UV Coatings (Shanghai) Co., Ltd., formally known as Borden UV (Shanghai) Co., Ltd.༈¨”the Company”༉©is a Sino-foreign equity joint venture enterprise between Borden UV Coatings Holdings (Shanghai) Limited and Prime Union Limited. The Company was established on 18 March 2004 with the approval of the Shanghai Municipal Government in Shangwaihuhuiduzizi[2004]0768 and the business license number is 913101157595925826 with the operation period of 30 years. The Company’s registered capital is USD$500,000.00.

The approved Company’s business operation scope includes manufacture and sale of various kinds of UV coatings and provision of related technical consulting services (Comment: extracted from Articles of Associations of the Company.)

In 2007, the Company’s prior shareholder Borden UV Coating Holding (Shanghai) Limited was renamed Hexion Specialty UV Coating (Shanghai) Limited and transferred 0.01% of its shares to Prime Union Limited, and the Company was renamed Hexion UV Coatings (Shanghai) Co., Ltd.. In 2013, based on the approvals of the Company’s Board of Directors and the Pudong District of Shanghai Municipal government, the Company was renamed Momentive UV Coatings (Shanghai) Co., Ltd., and one of the Company’s investors, Hexion Specialty UV Coatings (Shanghai) Ltd., was renamed Momentive Specialty UV Coatings (Shanghai) Limited. In 2016 Momentive Specialty UV Coatings (Shanghai) Limited was renamed Hexion UV Coatings (Shanghai) Limited.

2. PRINCIPAL ACCOUNTING POLICIES
2.1 Accounting standards
The Company adopts accounting principles generally accepted in the United States of America.

2.2 Accounting period
The Company’s accounting year starts on 1 January and ends on 31 December.

2.3 Basis of accounting and measurement bases
The Company follows the accrual method of accounting. Assets are initially recorded at their actual costs and are subsequently adjusted for impairment, if any, as events and circumstances warrant.

2.4 Reporting currency
The recording currency of the Company is RMB Yuan.

2.5 Foreign currency translation
Except for the accounting treatment for paid-in capital, foreign currency transactions are translated into RMB at the exchange rates stipulated by the People’s Bank of China on the first day of the month in which the transactions took place. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into RMB at the stipulated exchange rates by the People’s Bank of China at the balance sheet date. Exchange differences arising from these translations are expensed, except for those which occurred in the pre-operation period, which are recorded as long-term deferred expenses, and those attributable to foreign currency borrowings that have been taken out specifically for the construction of fixed assets, which are capitalized as part of the fixed asset costs.

2.6 Provision for Bad Debt
Full provisions are applied to receivables where events or changes in circumstances indicate that the balances cannot be collected (the debtor is deregistered, bankrupt and the Company can not take back the accounts receivable according to the bankruptcy procedure in law; the debtor is dead, has no heritage to pay or has no haeres; has solid evidence that the accounts receivable aged over three years and can not be taken back). When the bad debt occurs, it is written off through the bad debt provision with the approvals according to the authorized level.

2.7 Inventories
2.7.1 Inventories include materials in transit, raw materials, work in progress, finished goods, low cost consumables and packaging materials.
2.7.2 Inventories are stated at the lower of cost or market.
2.7.3 The inventory issuance cost was determined using the weighted average method.
2.7.4 Low cost consumables are fully amortized when issued for use.

2.8 Fixed assets and depreciation
2.8.1 Fixed assets include buildings, machinery and equipment used in production or rendering of services, or held for management purposes, which have useful lives of more than one year.
2.8.2 Fixed assets purchased or constructed by the Company are recorded at actual cost.
2.8.3 Fixed assets are depreciated using the straight-line method to write off the cost of the assets to their residual values of 0% which represents their estimated salvage value over their estimated useful lives. Their estimated useful lives are as follows:

Category:	useful lives (years) :	Annual depreciation rate (%):
Machinery	10	10
Electronic equipment	10	10
Motor vehicle	10	10
Other equipment	10	10

2.9 Long-term prepaid expenses
Long-term prepaid expenses was recorded in actual cost and are amortized on the straight-line basis over the expected beneficial periods and are presented at cost net of accumulated amortization.

2.10 Sales of goods

Revenue from the sale of goods is recognized when significant risks and rewards of ownership of the goods are transferred to the buyer, the Company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold, and it is probable that the economic benefit associated with the transaction will flow to the Company and the relevant revenue and costs can be measured reliably.

2.11 Enterprise income tax (“EIT”)
EIT is recognized under the liability method (balance sheet approach).

3. Taxations
The Company’s applicable major taxations and rate are as follows:

Category:	Tax base:	Statutory Tax %:
Value added tax	Valuation amount	17
EIT	Taxable income	25
The actual EIT rate applicable for 2017 was 25%.

4. NOTES TO MAJOR ACCOUNTS IN THE FINANCIAL STATEMENTS
4.1 Cash at bank and in hand

Item:	31 December 2017			31 December 2016
	Original currency	Exchange rate	RMB equivalent	Original currency	Exchange rate	RMB equivalent
Cash in hand			20,988.16			42,907.15
RMB			20,988.16			42,907.15
Cash at bank			17,007,839.54			11,634,414.64
RMB			13,452,674.30			7,973,653.18
USD	544,085.77	6.5342	3,555,165.24	527,715.36	6.937	3,660,761.46
Total			17,028,827.70			11,677,321.79

4.2 Notes Receivable

Category:	31 December 2017	31 December 2016
Bank Note	34,706,282.28	26,576,197.31
The top major debtors are as follows:

No.	Debtor Name:	Note Quantity:	31 December 2017
1	Zhong Tian Technology Optical Fiber Co., Ltd.	12	23,495,820.80
2	Changfei Optical Fiber Co., Ltd.	5	7,223,975.61
3	Jiangdong Science and Technology Co., Ltd.	3	3,500,000.00
4	Chengdu Zhongzhu Optic fiver Co., Ltd	1	260,147.10
5	Nanjing Wasin Fujikura Optical Communication Ltd.	1	138,338.77
	Total		34,618,282.28

No.	Debtor Name:	Note Quantity:	31 December 2016
1	Zhong Tian Technology Optical Fiber Co., Ltd.	3	14,335,673.48
2	Changfei Optical Fiber Co., Ltd.	7	7,746,600.00
3	Nanjing Fiberhome Fujikura Optical Communication Ltd.	3	3,800,000.00
4	Zhongzhu Optic fiber Co., Ltd	4	693,923.83
	Total		26,576,197.31

4.3 Accounts Receivable

31 December 2017	31 December 2016
82,854,248.92	89,902,219.94
The top 5 major debtors are as follows:

Debtor Name:	Nature:	31 December 2017%
Furukawa Japan	Goods sold	28,660,953.62	35%
Changfei Optical Fiber Co., Ltd.	Goods sold	12,555,200.09	15%
OFSLLC	Goods sold	10,416,000.29	13%
Jiangdong Science and Technology Co., Ltd.	Goods sold	10,244,520.00	12%
Zhong Tian Technology Optical Fiber Co., Ltd.	Goods sold	9,676,269.00	12%
Total		71,552,943.00	86%
There was no receivable from related parties as of 31 December 2017.

Aging:	31 December 2017%		31 December 2016%
Within 1 year	82,854,248.92	100	89,901,173.79	99.999
1 to 2 years	—	—	1,046.15	0.001
Total	82,854,248.92	100	89,902,219.94	100

4.4 Inventory

Item:	31 December 2017		31 December 2016
	Amount	Reserve	Amount	Reserve
Raw materials	8,227,171.32	—	9,093,245.46	—
Packing material	100,480.10	—	121,466.70	—
Low valued consumables	504,684.53	—	513,825.99	—
Finished goods	7,012,359.70	—	8,978,733.52	—
Total	15,844,695.65	—	18,707,271.67	—

4.5 Fixed Assets and Accumulated Depreciation
Original Cost

Category:	31 December 2017	Addition	Deductions	31 December 2016
Machinery	3,014,713.91	—	—	3,014,713.91
Electronic equipment	946,226.85	7,094.02	—	939,132.83
Motor Vehicle	413,071.79	—	—	413,071.79
Other equipment	2,278,890.32	17,606.84	—	2,261,283.48
Total	6,652,902.87	24,700.86	—	6,628,202.01

Accumulated depreciation

Category:	31 December 2017	Addition	Deductions	31 December 2016
Machinery	2,834,972.35	122,073.39	—	2,712,898.96
Electronic equipment	852,763.03	19,541.34	—	833,221.69
Motor Vehicle	232,906.67	7,114.42	—	225,792.25
Other equipment	2,184,557.26	74,924.95	—	2,109,632.31
Total	6,105,199.31	223,654.10	—	5,881,545.21

4.6 Accounts Payable

31 December 2017	31 December 2016
34,208,095.93	47,965,757.51
The top 5 major Creditors are as follows:

Creditor Name:	Nature:	31 December 2017
Sartomer Logistics (Shanghai) Co., Ltd.	Goods Purchased	10,409,966.94
MIWON	Goods Purchased	10,181,015.43
Shuangjian	Goods Purchased	2,747,500.00
Tianjin Jiuruixianghe	Goods Purchased	1,781,000.00
Allnex Resins (Shanghai) Co., Ltd.	Goods Purchased	1,485,212.63
Total		26,604,695.00

Creditor Name:	Nature:	31 December 2016
MIWON	Goods Purchased	15,236,204.82
Sartomer Logistics (Shanghai) Co., Ltd.	Goods Purchased	14,174,942.96
Shuangjian	Goods Purchased	6,354,397.84
Linjia Machine	Goods Purchased	2,040,680.00
Allnex Resins (Shanghai) Co., Ltd.	Goods Purchased	1,634,068.80
Total		39,440,294.42

4.7 Taxes Payable

Item:	31 December 2017	31 December 2016
VAT payable	1,389,892.02	637,109.93
EIT payable	1,921,599.59	6,858,152.38
Individual income tax payable	277,456.80	276,272.32
City construction tax	13,898.92	10,543.40
Extra charges of education funds	69,494.60	52,717.00
Total	3,672,341.93	7,834,795.03

4.8 Other Payables

31 December 2017	31 December 2016
1,513,164.86	1,887,909.46

The top 3 major Creditors are as follows:

Creditor Name:	Nature:	31 December 2017
Fishand Richardson PC	Lawyer fee	1,164,880.98
Caribou Specialty Materials	Technology service charge	294,039.00
TaiWan Polychem	Market promotion	52,681.27

Creditor Name:	Nature:	31 December 2016
Fishand Richardson PC	Lawyer fee	1,478,573.62
Caribou Specialty Materials	Technology service charge	288,416.74
Momentive Chemical	Overseas market promotion	152,614.00

4.9 Paid-in Capital

Investor Name:	31 December 2017, 2016, 2015
	In USD$	RMB equivalent	(%)
Hexion UV coatings (Shanghai) Limited	249,950.00	2,068,848.65	49.99%
Prime Union Limited	250,050.00	2,069,676.35	50.01%
Total	500,000.00	4,138,525.00	100.00%

4.10 Surplus Reserve

Item:	31 December 2017, 2016, 2015
Reserve fund	2,100,000.00
Total	2,100,000.00

4.11 Retained Earnings

Item:	2017	2016	2015
Retained earning, beginning	60,620,616.43	96,557,119.09	118,292,355.18
Add: current year profit	35,690,132.34	60,525,191.14	48,410,487.54
Less: Profit distribution to equity owners	15,000,000.00	96,461,693.8	70,145,723.63
Retained earning, ending	81,310,748.77	60,620,616.43	96,557,119.09

4.12 Operation Income / Operation Cost

Operation Income for Year 2017		Operation Income for Year 2016		Operation Income for year 2015
Sales	Other Operation Income	Sales	Other Operation Income	Sales	Other Operation Income
344,034,346.69	256.41	334,219,891.26	388.89	342,012,867.83	47,638.49

Operation Cost for year 2017		Operation Cost for year 2016		Operation Cost for year 2015
Cost of sales	Other Operation Cost	Cost of sales	Other Operation Cost	Cost of sales	Other Operation Cost
246,795,208.60	—	233,818,221.10	—	261,367,286.76	—

4.13 Selling and distribution expenses

Year 2017	Year 2016	Year 2015
3,311,996.76	4,128,783.69	4,820,806.92
The major 2017 items include:

Item:	Year 2017	Year 2016	Year 2015
Transportation	3,148,268.11	2,709,713.24	2,918,723.12
Market promotion	(143,252.00)	1,042,392.38	369,000.00
Gas and parking	88,505.85	111,927.71	126,631.67
Custom inspection	59,391.23	50,334.64	74,999.99
Office expense	46,950.82	33,284.66	45,743.30

4.14 G&A Expenses

Year 2017	Year 2016	Year 2015
42,741,332.18	17,416,177.10	11,657,992.28
The major 2017 items include:

Item	Year 2017	Year 2016	Year 2015
Consultant fees	32,420,062.21	7,425,998.20	—
Overseas R & D fee	4,067,513.60	3,466,126.79	3,384,203.73
Payroll	3,893,449.31	4,010,501.34	3,829,369.58
Statutory social insurance	522,638.10	458,919.92	453,578.50
Entertainment expenses	453,526.00	453,334.71	416,872.58
Office expense	378,853.77	399,906.96	407,177.19
Taxes	204,579.96	310,493.10	190,366.33
Lawyer fees	—	—	1,928,804.70

4.15 Financial Expenses

Item:	Year 2017	Year 2016	Year 2015
Interest expense	884,532.32	455,052.04	45,584.94
Interest income	(41,330.03)	(162,426.65)	(82,315.96)
Foreign exchange loss (gain)	2,093,345.22	(3,049,485.53)	(1,133,604.97)
Bank charges	28,052.32	61,509.89	78,003.48
Total	2,964,599.83	(2,695,350.25)	(1,092,332.51)

4.16 Non-operation Income / Non-operation (Expense)

Item	Year 2017	Year 2016	Year 2015
Net non-operation result	273,121.29	189,872.88	87,342.07
Total non-operation income	273,121.29	191,919.03	87,342.07
1. tax return	—	122,322.16	18,000.00
2. service charge return for tax payment	—	16,423.10	45,966.07
3. sponsor	—	9,000.00	22,376.00
4. Government subsidies	200,000.00	—	—
5. other	73,121.29	44,173.77	1,000.00
Total non-operation expense	—	2,046.15	—

4.17 Cash Flow Information

Supplemental Information	Year 2017	Year 2016	Year 2015
Reconciliation of net profit to cash flows from operating activities
Net profit	35,690,132.34	60,525,191.14	48,410,487.54
Adjust for:Provision for asset impairment	—	—	—
Depreciation of tangible assets	223,654.10	363,104.37	570,797.00
Amortization of long-term prepaid expenses	230,981.93	90,000.00	37,500.00
Amortization of prepaid expense	4,512.95	(320.95)	(4,192.00)
Losses on disposal of fixed assets, intangible assets and other long-term assets	—	(23,398.06)	—
Finance expenses	1,651,721.01	415,321.51	458,617.00
Decrease in deferred tax debit	114,105.68	(201,915.74)	479,683.42
Decrease in inventories	2,862,576.02	2,158,597.73	1,589,183.75
(Increase) Decrease in operating receivables	(1,082,113.95)	22,091,110.19	(16,040,544.12)
Increase in operating payables	(18,635,402.68)	(17,475,008.17)	23,671,627.24
Net cash flows from operating activities	21,060,167.40	67,942,682.02	59,173,159.83

5. Related party relationships and transactions
5.1 Related party relationships

Name:	Related party relationships
Momentive Specialty UV coatings ( Shanghai) Limited (Renamed to Hexion UV Coating (Shanghai ) Limited in 2015)	Investor
Prime Union Limited	Investor

5.2 Transactions
There were no material related party transactions in 2017.

6. Subsequent event
On October 31, 2016 DSM filed a petition with the International Trade Commission (ITC) to commence an investigation against MUV and its customer OFS for allegedly importing UV curable coatings that infringe four DSM patents.  In response, the ITC commenced an investigation.  On February 6, 2017, the Federal District Court in the Southern District of Ohio stayed the infringement case pending the outcome of the ITC investigation.  On February 15, 2018, the Administrative Law Judge in the ITC investigation issued an Initial Determination recommending that the ITC find many of the claims invalid but also that MUV infringed certain claims in two of DSM’s patents.  MUV is filing a petition with the ITC to request that it reject the infringement findings in the Initial Determination and find that MUV’s products do not infringe any valid claims in DSM’s patents. A decision from the ITC is expected in Q2 2018.